Exhibit 20.1


Creation Date Thu Mar  5, 1998  02:25 PM                            Page    1
CMB95B

From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 28 Beginning Date                     02/01/1998
Due Period 28 End Date                           02/28/1998
Determination Date                               03/10/1998
Remittance Date                                  03/16/1998


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 16.8908048456

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 1.2965347053

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 328,740.37
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.2197516464

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 3,917,174.25
      B. From Current Period                                     $ 4,055,658.24
      C. Change in Amount Between Periods (Lines B - A)            $ 138,483.99

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 369,220,418.68
      B. Initial Certificate Balance                         $ 1,495,963,171.74
      C. Pool Factor (Lines A / B)                               0.246811168654

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 19,724,422.03
      B. Available Cash Collateral Amount Percentage            4.999999999113%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 19,724,422.03
      B. For the Next Collection Period                         $ 18,461,020.93